EXHIBIT 10.18


             OMNIBUS FIRST MODIFICATION TO MEZZANINE LOAN DOCUMENTS

     THIS FIRST MODIFICATION TO MEZZANINE LOAN DOCUMENTS (this "Agreement") is made and dated as of March 12, 2001 by and among PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C., a Delaware limited liability company ("Borrower"), BANKERS TRUST COMPANY ("Agent"), a New York banking corporation, as a lender and as agent for VORNADO REALTY TRUST, a Maryland real estate investment trust, MMBC DEBT HOLDINGS I, LLC, a Massachusetts limited liability company, NEW YORK LIFE INSURANCE COMPANY, a mutual insurance company organized under the laws of New York State, and the other lenders from time to time party to the Loan Agreement (as hereinafter defined) (each, a "Lender" and, collectively, "Lenders") and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGLP"). All capitalized terms used herein but not defined herein shall have the meanings set forth in the Loan Agreement.

                              W I T N E S S E T H:

     WHEREAS, Agent, the Lenders and Borrower are party to that certain Mezzanine Construction Loan Agreement, dated as of January 5, 2001 (the "Loan Agreement");

     WHEREAS, Property Owner and Bayerische Hypo- Und Vereinsbank AG, New York Branch (the "Senior Agent") are party to that certain Credit Agreement, dated as of January 5, 2001, as the same has been amended pursuant to that certain Omnibus First Modification to Senior Loan Documents (the "First Senior Modification") of even date herewith (as so amended, the "Senior Loan Agreement");

     WHEREAS, Borrower requested that Agent approve that certain Lease Agreement, dated as of February 9, 2001, as the same had been amended by that certain First Amendment to Lease Agreement, dated as of February 21, 2001 (as amended, the "Citadel Lease") between the Property Owner, as landlord, and Citadel Investment Group, L.L.C. ("Citadel"), as tenant, for approximately 206,146 NRSF of office space at the Project (the "Citadel Space");

     WHEREAS, Citadel is currently the tenant under a lease, dated as of August 27, 1999, as the same has been amended and modified by that certain First Lease Amendment, dated as of November 1, 1999, that certain Second Lease Amendment, dated as of April 2, 2000, that certain Third Lease Amendment, dated as of September 3, 2000, that certain letter dated August 27, 1999 from One North Wacker Drive Venture, L.L.C. ("Wacker Landlord") to Citadel and that certain letter dated November 16, 2000 from Wacker Landlord to Citadel (as amended, the "Wacker Lease") relating to approximately 161,488 square feet of office space located at One North Wacker Drive, Chicago, Illinois (the "Wacker Space") owned by the Wacker Landlord;

     WHEREAS, as a condition to entering into the Citadel Lease, Citadel requested that the Property Owner reimburse Citadel for the rental payments made by Citadel under the Wacker Lease (the "Wacker Reimbursement Obligations") and that, subject to the terms and conditions of the Citadel Lease, Citadel be permitted to set off any amounts not paid by the Property Owner in respect of the Wacker Reimbursement Obligations against the rental payments otherwise due from Citadel under the Citadel Lease;

     WHEREAS, the provisions of the Citadel Lease relating to the Wacker Reimbursement Obligations violate certain single purpose entity requirements (the "SPE Requirements") contained in the Loan Documents;

     WHEREAS, as an inducement to Agent to approve the Citadel Lease, the Property Owner, Borrower, Penny Beitler L.L.C. ("Penny") and PGLP agreed to escrow certain funds, modify certain Loan Documents and otherwise take the actions described in that certain Consent and Agreement (the "Consent Agreement"), which was entered into by Property Owner, Borrower, Senior Agent, Agent, PGLP, Penny and J. Paul Beitler Development Company ("Beitler"), as of February 21, 2001;

     WHEREAS, in furtherance of the agreements made in the Consent Agreement, on the date hereof, Agent, Borrower, Senior Agent, Property Owner, PGLP, Penny and Beitler are entering into that certain Reserve Account Agreement (the "Reserve Account Agreement") of even date hereof relating to accounts established, in part, to protect Agent's interest in the Project (the "Citadel Reserve Accounts"); and

     WHEREAS,  the parties hereto desire to memorialize  certain agreements made
in  the  Consent  Agreement  in  accordance  with  the  covenants,   agreements,
representations and warranties set forth herein.

     NOW, THEREFORE, in consideration of the approval of the Citadel Lease by Agent and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     Section 1. PGLP Lease Indemnity.

     (a) PGLP hereby indemnifies and holds harmless Property Owner, Borrower and Agent from any loss, cost, liability, damage or expense (including, without limitation, reasonable attorneys' fees and costs) arising from conflicts and/or inconsistencies between certain provisions of the Citadel Lease, the Bank One Lease and/or the Holland & Knight Lease which the Senior Agent and the Mezzanine Agent believe exist relating to the following expansion options, rights of first offer and rights of first refusal (collectively, the "Granted Options") granted to the tenants thereunder:

          (i) in respect of the Citadel Lease, (x) the expansion option granted to Citadel pursuant to Section 28 of the Citadel Lease (the "Citadel Expansion Option") and (y) the first hold rights granted to Citadel pursuant to Section 35 of the Citadel Lease (the "Citadel First Hold Rights");

          (ii) in respect of the Bank One Lease, (x) the right of first offer to lease certain space in the Project granted to Bank One pursuant to Section 27 of the Bank One Lease (the "Bank One ROFO Rights"), and (y) the expansion options granted to Bank One pursuant to Section 32 of the Bank One Lease (the "Bank One Expansion Option"); and

          (iii) in respect of the Holland & Knight Lease, the right of first offer granted to Holland & Knight in Section 20C of the Holland & Knight Lease (the "Holland & Knight ROFO Rights").

     (b) Borrower shall, and shall cause the Property Owner to, exercising its best business judgment as to timing and tenant relations, endeavor to promptly obtain satisfactory estoppel certificates from each of Citadel, Bank One and Holland & Knight confirming the relative rights of each tenant with respect to the Granted Options (provided Citadel, Bank One or Holland & Knight, as applicable, has not irrevocably waived its rights or failed to exercise its rights with respect to the applicable Granted Option prior to the date Borrower requests such an estoppel certificate). Such estoppels shall include provisions reasonably satisfactory to Agent addressing the following matters:

          (i) with respect to the Bank One ROFO Rights, an acknowledgment from Bank One that, if and to the extent the Citadel Expansion Option covers the 27th Floor of the Project, the Citadel Expansion Option is superior to the Bank One ROFO Rights, as such Bank One ROFO Rights relate to the 27th Floor of the Project;

          (ii) with respect to the Citadel Expansion Option, if and to the extent the Citadel Expansion Option affects any floor of the Project above the 27th Floor of the Project, the Citadel Expansion Option is subordinate to the Bank One ROFO Rights with respect to such floor;

          (iii) with respect to the Holland & Knight ROFO Rights, an acknowledgment from Holland & Knight that, if and to the extent the Citadel Expansion Option applies to the 27th or higher floor of the Project, the Holland & Knight ROFO Rights are subordinate to the Citadel Expansion Option; and

          (iv) with respect to the Citadel First Hold Rights, an acknowledgment from Bank One (x) of the existence of the terms and conditions contained in
     Section 35D of the Citadel Lease including the notice to be delivered by Borrower to Citadel regarding the availability of the Citadel First Hold Space located on the 24th, 25th or 26th floors of the Project (the "Citadel First Hold Notice"), (y) that the delivery of the Citadel First Hold Notice (and the exercise by Citadel of the Citadel First Hold Rights with respect to the floor of the Project described in the Citadel First Hold Notice), results in the applicable floor of the Citadel First Hold Space being subject to a lease with another tenant (as described in Section 35D(ii) of the Bank One Lease), and (z) that any rights of Bank One to lease a floor of the Project which is subject to Citadel First Hold Rights shall be subordinate to such Citadel First Hold Rights and that Bank One will not assert any claims against the Property Owner or the Borrower relating to Citadel's exercise of its First Hold Rights in accordance with the terms and conditions of the Citadel Lease.

     (c) Upon the receipt by Agent and Senior Agent of such acceptable estoppels, PGLP's indemnity obligation hereunder shall terminate. Until such satisfactory estoppel certificates have been delivered relating to conflicts and/or inconsistencies with respect to any of the Granted Options affecting the 27th floor of the Project, Borrower shall not, and shall not permit the Property Owner to, after the date hereof, lease or grant any additional expansion rights, rights of first offer, rights of first refusal or otherwise enter into any contractual arrangements with respect to all or any portion of the 26th floor of the Project (other than those existing rights (and other than pursuant to the exercise of those existing rights) granted to Bank One, Holland & Knight and/or Citadel pursuant to their respective Approved Leases) without the prior written consent of Agent and the Senior Agent.

     Section 2. Waiver.

     The Lenders hereby waive any default or Event of Default arising under the Loan Agreement or the other Loan Documents relating directly to the Property Owner's assumption of the Wacker Reimbursement Obligations.

     Section 3. Amendments to the Guaranties.

     (a) The Completion Guaranty is hereby amended as follows:

          (i) the following text is inserted in Section 1 of the Completion Guaranty on the 18th line thereof, after the semicolon and before the phrase "and (f)":

          "(f) without limiting Guarantor's obligations under the Interest and Operating Costs Guaranty (but without duplication of payment obligations), (A) payment in full of all Wacker Reimbursement Obligations (as such term is defined in that certain Omnibus First Modification to Mezzanine Loan Documents, dated as of March 12, 2001, by and among Agent, Borrower, Property Owner and Guarantor (the "Omnibus Modification")), in the event and only in the event that Citadel Investment Group, L.L.C. terminates the Citadel Lease (as defined in the Omnibus Modification) pursuant to Paragraph 1(d), Paragraph 2(b)(i), Paragraph 2(b)(iii) or Paragraph 2(i) of the Work Letter (as defined in the Citadel Lease) and (B) payment in full of all Wacker Reimbursement Obligations accruing through and including December 31, 2002, if the Citadel Lease is not terminated as aforesaid;"

          (ii) the reference to "(f)" on each of the 18th and 22nd lines of the Completion Guaranty is deleted and "(g)" is inserted in lieu thereof.

     (b) The Interest and Operating Costs Guaranty is hereby amended as follows:

          (i) the following text is inserted in Section 1 of the Interest and Operating Costs Guaranty on the 10th line thereof, after the semicolon and before the phrase "and (v)":

          "(v) Without limiting Guarantor's obligations under the Completion Guaranty (but without duplication of payment obligations), from and after an Event of Default, Wacker Reimbursement Obligations (as defined in that certain Omnibus First Modification to Loan Documents, dated as of March 12, 2001, by and among Agent, Borrower, Property Owner and Guarantor (the "Omnibus Modification")) with respect to any portion of the Wacker Space (as defined in the Omnibus Modification) that has not been leased or subleased pursuant to an Approved Sublease (as defined that certain Reserve Account Agreement, dated as of March 12, 2001, by and among Agent, Borrower, Property Owner, Guarantor, Penny Beitler L.L.C. and J. Paul Beitler Development Company) at the time of such Event of Default (it being understood that Guarantor shall have no liability hereunder with respect to Wacker Reimbursement Obligations relating to any portion of the Wacker Space once it has been leased or subleased pursuant to an Approved Sublease, regardless of whether such lease or sublease subsequently terminates or expires);";

          (ii) the reference to "(v)" on each of the 10th and 18th lines of the Interest and Operating Costs Guaranty is deleted and "(vi)" is inserted in lieu thereof; and

          (iii) the phrase "Wacker Reimbursement Obligations and" is inserted before the phrase "Operating Expenses" in 30th line of Section 1 of the Interest and Operating Costs Guaranty.

          Section 4. Treatment of the Citadel Lease.

     (a) Agent hereby reaffirms its approval of the Citadel Lease in the form delivered on February 21, 2000 (as amended on February 21, 2001).

     (b) The Citadel Lease shall constitute an Approved Lease under the Loan Agreement; provided, however, that the NRSF attributable to the Citadel Lease as an Approved Lease shall be 44,658 for all purposes under the Loan Agreement (including, without limitation, with respect to the Leasing Hurdle Date or the calculation of the Applicable Interest Rate) until (i) a Full Release (as defined in the Reserve Account Agreement) shall have occurred, at which time the NRSF attributable to the Citadel Lease as an Approved Lease shall increase to 206,146, (ii) a Partial Release (as defined in the Reserve Account Agreement) shall have occurred, at which time the NRSF attributable to the Citadel Lease as an Approved Lease shall increase proportionately by the amount of the Wacker Space subject to the Partial Release or (iii) the execution of an Approved Sublease, at which time, the NRSF attributable to the Citadel Lease as an Approved Lease shall increase proportionately by the amount of Wacker Space demised by the applicable Approved Sublease.

     (c) Notwithstanding the foregoing, if any Approved Sublease is actually terminated by any subtenant (not due to any default of the sublandlord thereunder), rejected in the bankruptcy proceeding of any subtenant, or terminated by the sublandlord due to the default of any subtenant, the NRSF attributable to the Citadel Lease as an Approved Lease shall be reduced by the amount of the square footage of the rejected or terminated Approved Sublease. If such a reduction in the NRSF attributable to the Citadel Lease as an Approved Lease would cause the Borrower to fail to satisfy the leasing hurdle conditions set forth in the definition of "Leasing Hurdle Date", then with respect to Advances made after such failure, the IRR Amount and the Make-Whole Amount shall be computed at the Applicable Pre-Hurdle Percentage until the applicable leasing hurdle conditions have been satisfied once again.

     Section 5. Non-Recourse.

     The parties hereto intend that, with respect to Prime Group Realty Trust, Borrower and Property Owner, to the extent provided in the Loan Documents with respect to such parties' other obligations and liabilities under the Loan Documents, the terms, provisions, conditions, agreements, liabilities and obligations contained in this Agreement shall be non-recourse to all of the parties hereto. Accordingly, the non-recourse terms and provisions contained in the Loan Documents are, by this reference, hereby incorporated into this Agreement as if set forth herein in their entirety, and shall apply to each of the parties hereto as applicable.

     Section 6. Consent of the Lenders.

     Each of the Lenders, by their execution of this Agreement, hereby confirms that they have consented to and approved, to the extent required under the Loan Documents, the terms and conditions of this Agreement, the Reserve Account Agreement, the First Senior Modification and that certain Acknowledgement of Compliance with Consent and Agreement dated as of the date hereof among Agent, Borrower, Senior Lender, Property Owner, Guarantor, Penny and Beitler.

     Section 7. Miscellaneous.

     (a) Governing Law. The terms and provisions hereof and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     (b) Full Force. Except as expressly set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     (c) Binding; No Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be modified orally, but only by a writing executed by all of the parties hereto.

     (d) Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date and year first above written.

                                  BEITLER DEVELOPMENT COMPANY, L.L.C.
                                  By:  Penny Beitler L.L.C., its managing member

                                       By:  [s] J. Paul Beitler
                                             J. Paul Beitler
                                             Member


                                   PRIME GROUP REALTY, L.P.
                                   By:  Prime Group Realty Trust,
                                        its managing general partner

                                        By:  [s] Louis G. Conforti
                                             Louis G. Conforti
                                             Co-President



                                   BANKERS TRUST COMPANY


                                   By:  [s] Steven P. Lapham
                                        Steven P. Lapham
                                        Director


                                   VORNADO REALTY TRUST


                                   By:  [s] Michael Fascitelli
                                         Michael Fascitelli
                                         President


                                   NEW YORK LIFE INSURANCE COMPANY


                                   By:  [s] Richard M. Walsh
                                        Richard M. Walsh
                                        Real Estate Vice President




                                   MMBC DEBT HOLDINGS I, LLC

                                      By: MassMutual/Boston Capital Mezzanine
                                          Partners,L.P., its sole member

                                          By:  Boston Mass LLC,
                                               its general partner

                                          By:  MassMutual Mortgage Finance,
                                               LLC, its co-manager

                                                     By:  [s] Robert F. Little
                                                          Robert F. Little
                                                          Executive Director

                                      By: Boston Capital Institutional
                                          Advisors LLC, its co-manager

                                                     By:  [s] Samuel Byrne
                                                          Samuel Byrne
                                                          Managing Member